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                                                                    EXHIBIT 10.1
                             ADVANTAGE FUND II LTD.
                                    C/O CITCO
                                KAYA FLAMBOYAN 9
                          CURACAO, NETHERLANDS ANTILLES


                                 April 16, 1998

InControl, Inc.
6675 185th Avenue, N.E.
Redmond, Washington 98052-6734

                                COMMITMENT LETTER

Dear Sir or Madam:

               Advantage Fund II Ltd., a British Virgin Islands corporation ("Advantage"), is pleased to provide InControl, Inc., a Delaware corporation (the "Company"), with this letter in respect of the terms of an additional investment of up to $7,500,000 in preferred stock of the Company upon the terms and subject to the conditions set forth below. Capitalized terms used herein without definition shall have the respective meanings given them in the Subscription Agreement, dated as of April 16, 1998, between the Company and Advantage relating to the sale of shares (the "Series B Shares") of Series B Convertible Preferred Stock of the Company (the "Series B Subscription Agreement") or, if not defined in the Series B Subscription Agreement, as defined in the Certificate of Designations.

               1. THE TRANSACTION. If the closing under the Series B Subscription Agreement occurs on the Closing Date, then thereafter Advantage and/or one or more Persons designated by Advantage (each an "Other Buyer" and collectively, the "Other Buyers") shall purchase shares (the "Series C Shares") of a new series of preferred stock of the Company to be designated Series C Convertible Preferred Stock (the "Series C Preferred Stock") in a single transaction (the "Transaction"), upon the terms and subject to the conditions of this letter agreement, for an aggregate purchase price of up to $7,500,000, with the exact amount within such limitation to be determined by the Company as provided in Section 2. The Series C Shares will have substantially the same terms and be subject to substantially the same conditions as the Series B Shares. The purchase of the Series C Shares will be made pursuant to one or more Subscription Agreements and related documents (collectively, the "Series C Transaction Documents") having terms and conditions substantially similar to the terms of the Series B Subscription Agreement and related documents (the "Series B Transaction Documents"). The several obligations of Advantage and any Other Buyers to purchase Series C Shares are each referred to herein as a "Commitment."

               2. DRAWDOWN OF THE COMMITMENT. (a) The Commitment will be available for drawdown by the Company in a single transaction by notice (the "Drawdown Notice") given to Advantage on or after July 1, 1998 and prior to August 1, 1998. The Drawdown Notice shall


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specify the aggregate purchase price (not in excess of $7,500,000) of the Series
C Shares to be issued and sold by the Company. Upon the terms and subject to the conditions of this letter agreement and the Series C Transaction Documents, the closing of the issuance and sale of the Series C Shares and the purchase and payment therefor shall occur on the date which is 20 days after the Drawdown Notice is given (or, if such 20th day is not a Business Day, the next succeeding day which is a business day) or such other date as mutually agreed by the Company and Advantage and any Other Buyer.

               (b) If the Company shall have given the Drawdown Notice to Advantage in accordance with this letter agreement, and Advantage intends to designate any Other Buyer, Advantage shall so notify the Company as promptly as possible after the Drawdown Notice is given to Advantage. Each such notice by Advantage shall specify the name of such Other Buyer and the amount of Series C Shares (expressed in the dollar amount of the purchase price thereof) to be purchased by each such Person, and which notice shall be executed by such Other Buyer. From and after the giving of such notice by Advantage (so signed by such Other Buyer), Advantage shall be deemed for all purposes to have assigned to such Other Buyer the rights and obligations under this letter agreement with respect to the purchase of the amount of Series C Shares covered by such notice and such Other Buyer shall be deemed a party to this letter agreement with respect to the purchase of such amount of Series C Shares upon the terms and subject to the conditions of this Agreement.

               (c) If the Company shall have given a Drawdown Notice, the Company, Advantage and each such Other Buyer shall use their best efforts to document and complete the Transaction within the time provided in Section 2(a). Notwithstanding any other provision hereof, neither Advantage nor any Other Buyer shall be obligated to execute any Series C Transaction Documents if upon the execution of any thereof (1) the Company would be in default thereunder, (2) Advantage or any Other Buyer would be entitled to terminate any of such agreements in accordance with its terms or (3) any of the conditions precedent set forth in Section 3 shall not have been satisfied. If any Series B Shares are outstanding at the time of such exercise by the Company, Advantage shall deliver to the Company a written consent to the Transaction pursuant to Section 12 of the Certificate of Designations and Section 4(i) of the Series B Subscription Agreement.

               3. CONDITIONS PRECEDENT. The several obligations of Advantage and any Other Buyers to proceed with and complete the Transaction shall be subject to the following conditions precedent, any one or more of which may be waived by Advantage or such Other Buyer for itself only in its discretion:

               (a) The Company shall not have failed or defaulted in the timely performance of any material obligation to Advantage or any holder of Series B Shares under the Series B Transaction Documents;

               (b) The representations and warranties of the Company made in the Series B Transaction Documents continue at all times to be true and correct in all material respects;


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               (c) The Registration Statement shall be available for use by the selling stockholders named therein;

               (d) On or after the Closing Date, there shall not have occurred any Optional Redemption Event (as defined in the Certificate of Designations) as to which a holder of Series B Shares is entitled to exercise redemption rights pursuant to Section 11 of the Certificate of Designations with respect thereto or as to which any such holder has exercised such rights and the Company has not paid the Optional Redemption Price;

               (e) No Change of Control in the Company shall have occurred on or after the Closing Date. "Change of Control" means the occurrence of any of (1) an acquisition on or after the Closing Date by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the 1934 Act) of in excess of 33% of the voting securities of the Company, (2) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (3) the merger of the Company with or into another entity, or the consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (4) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (1), (2) or (3);

               (f) The Registration Statement shall have been declared effective by the SEC under the 1933 Act; and on the closing date under the respective Series C Subscription Agreement, the Registration Statement shall be effective, not subject to any actual or threatened stop order and not be subject to any actual or threatened suspension at any time between the Closing Date and the closing date under the respective Series C Subscription Agreement;

               (g) On the date the Drawdown Notice is given, on the date of execution and delivery by the Company and Advantage or such Other Buyer of the respective Series C Subscription Agreement and on the date of the closing under such Series C Subscription Agreement (collectively, the "Specified Dates"), and determined on the basis of the financial statements of the Company most recently filed with the SEC under the 1934 Act and prepared as of a date not more than 60 days prior to each Specified Date, as of each Specified Date;

                      (1) total stockholders' equity of the Company and its
               subsidiaries ("Total Stockholders' Equity"), is at least $3,500,000; and

                      (2) Total Stockholders' Equity is at least equal to 70% of
               Indebtedness; (as used herein, "Indebtedness" means all indebtedness of the Company (which, for purposes of this definition, shall include its subsidiaries) for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with



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                generally accepted accounting principles and shall include all such indebtedness guaranteed in any manner by the Company or in effect guaranteed by the Company through a contingent agreement to purchase and all indebtedness for the payment or purchase of which the Company has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by the Company, although the Company has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by the Company);

               (h) The closing bid price of the Common Stock on Nasdaq on each of the trading days in the period of five consecutive trading days ending on the trading day prior to each Specified Date shall be at least $4.00 per share (subject to equitable adjustments from time to time on terms reasonably acceptable to Advantage for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock at a price per share less than $4.00,
        (vi) the distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), (vii) tender offers by the Company or any subsidiary of the Company or other repurchases of shares of Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than 10% of the Common Stock outstanding and (viii) similar events relating to the Common Stock, in each such case which occurs on or after the Closing Date), as reported by Bloomberg, L.P.

               (i) After consulting with responsible personnel within the Company, neither the executive officers nor the Board of Directors of the Company shall have learned of any material information or development relating to the Company's METRIX System (including, without limitation, clinical trial data, trends in clinical trial data or the evaluation of clinical trial data), which would reasonably be likely (1) to increase the possibility that either the Food and Drug Administration (the "FDA") or an advisory panel appointed by the FDA would reject a Pre-Marketing Approval application of the Company relating to the METRIX System or (2) cause the FDA to withdraw its approval for clinical trials by the Company of the METRIX System;

               (j) The conditions precedent to be included in the Series C Transaction Documents which conditions will be comparable to the conditions precedent to closing which are contained in the Series B Transaction Documents;

               (k) The Company shall have provided to Advantage or such Other Buyer such information as shall have been reasonably requested by Advantage or such Other Buyer to confirm the satisfaction of the conditions precedent set forth in this Section 3; and

               (l) On the date of the closing under the Series C Transaction Documents, Advantage and the Other Buyers shall have received a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company confirming such matters



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        as referred to in this Section 3 and such other matters as reasonably requested by Advantage or any Other Buyer.

               4. INDEMNITY. The Company hereby agrees to indemnify and hold harmless Advantage, each Other Buyer and their respective directors, officers, stockholders, employees, agents, advisors, successors and assigns, and each person, if any, who controls any such person within the meaning of the 1933 Act or the 1934 Act (collectively, the "Indemnified Persons"), against any losses, claims, damages, liabilities asserted by or due to a person other than the Company or another Indemnified Person or any expenses (including reasonable attorneys' fees) incurred by the Indemnified Persons in connection therewith (such losses, claims, damages, liabilities and expenses are collectively referred to herein as "Losses") arising out of, or in connection with, or as a result of: (i) the execution and delivery of this letter agreement, (ii) any public disclosure by the Company of the terms of this letter agreement or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Indemnified Person is a party hereto; provided, however, that the indemnification obligations in this Section 4 shall only apply to (w) Losses which, in whole or in part, result from, or arise from claims of third parties whose damages, in whole or in part, are alleged to have resulted from, any act, omission, misrepresentation or breach of contract, or alleged act, omission, misrepresentation or breach of contract, of or by the Company or its directors, officers, employees, agents, advisors, successors and assigns, and (x) Losses arising from any claim against an Indemnified Person relating to the termination of the Commitment by Advantage or the refusal of Advantage or any Other Buyer to proceed with or complete the Transaction by reason of the assertion in good faith by Advantage that it is not obligated to proceed with the Transaction pursuant to the second sentence of Section 2(c) or that the Company shall have failed to satisfy any of the conditions in Section 3, and; provided, further, that such indemnification obligations shall not apply to (y) any Losses asserted by or due to an Indemnified Person in their capacity which causes them to be an Indemnified Person, or (z) Losses which result solely and directly from the gross negligence or willful misconduct of an Indemnified Person. The provisions of this Section 4 shall survive any termination of this letter and shall survive the closing of the Transaction to the extent, and only to the extent, that the Losses are substantially related to the giving of the Commitment and clauses (i), (ii) and (iii) above and not to the investment made in the Company upon such closing.

               5. TERMINATION. The Commitment shall be subject to termination by the Company at any time upon ten days' prior written notice to Advantage given prior to the giving of the Drawdown Notice. The Commitment shall be subject to termination by Advantage or any Other Buyer as to itself as follows: (a) at any time upon the Company's failure to satisfy the conditions set forth in Sections 3(a), 3(b), 3(c), 3(e) or 3(i) or the Company's failure to comply with or perform, as and when required, any of its material obligations set forth in this letter agreement, in any such case by notice given by Advantage or such Other Buyer to the Company; or (b) if on any Specified Date the Company fails to satisfy any of the conditions set forth in Sections 3(g) or 3(h), in any such case upon notice given by Advantage or such Other Buyer to the Company. In addition, the Commitment shall terminate automatically, without any action by any party hereto, upon the commencement of any voluntary or involuntary case or other proceeding by or against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or


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hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or a substantial part of its property, or the Company shall consent to any such relief or appointment, or the Company shall make a general assignment for the benefit of creditors, or the Company shall fail generally to pay its debts as they become due.

               6. LIMITATION OF REMEDIES. In case of any breach or alleged breach by Advantage or any Other Buyer of its obligations arising under or in connection with this letter agreement, the Company's sole remedy shall be to seek monetary damages for direct damages only arising from such breach. In no event shall Advantage or any Other Buyer have any liability whatsoever under or in connection with this letter agreement for consequential (including but not limited to claims for lost profits) or punitive damages the rights to which are hereby expressly waived by the Company. In no event shall the Company be entitled by reason of any claim of breach of this letter agreement by Advantage or any Other Buyer to claim any right of offset, excuse of performance, rescission or other claim or damages in respect of its obligations arising under or in connection with the Series B Transaction Documents, all of which are hereby expressly waived by the Company.

               7. MISCELLANEOUS. All notices hereunder to the Company and Advantage shall be given to the addresses and in the manner provided in the Series B Subscription Agreement. All notices hereunder to any Other Buyer shall be given to such address or telephone line facsimile transmission number as such Other Buyer shall advise the Company in writing and in the manner provided in the Subscription Agreement as if given pursuant to the Series B Subscription Agreement. This letter agreement is solely for the benefit of the parties hereto and, with respect to Section 4, the Indemnified Persons and nothing contained herein shall be deemed to confer upon anyone other than the Company, Advantage, any Other Buyer and, with respect to Section 4, the Indemnified Persons any right to insist on or enforce the performance of any of the obligations contained herein. This letter agreement and the Series B Transaction Documents together set forth the entire agreement between the Company and Advantage with respect to the subject matter hereof and thereof and supersede any prior agreements, commitments or communications, whether written or oral, with respect to the subject matter hereof and thereof. This letter agreement shall be governed by the internal laws of the State of Washington. Time shall be of the essence in the performance by the parties hereto of their respective obligations hereunder. This letter agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall form a single instrument; and a facsimile transmission hereof bearing a signature on behalf of a party hereto shall be binding on such party.



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                                   ----------

               If this letter correctly sets forth the Company's understanding of the subject matter hereof, please indicate the Company's acceptance of the commitment set forth herein by signing a copy of this letter in the space provided below, whereupon this letter shall become a binding agreement in accordance with its terms.

                                               Very truly yours,

                                               ADVANTAGE FUND II LTD.



                                               By:  /s/ W.R. Weber
                                                   ----------------------------
                                                   W.R. Weber
                                                   President


Accepted and agreed as of
the date first written above:

INCONTROL, INC.



By: /s/ Donald F. Seaton III
   --------------------------------
   Name:   Donald F. Seaton III
   Title:  Vice President, Finance,
           Chief Financial Officer
           and Secretary



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